UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 1, 2021

NETSTREIT Corp.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-39443	84-3356606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5910 N. Central Expressway Suite 1600 Dallas, Texas		75206
(Address of Principal Executive Offices)		(Zip Code)
972-200-7100
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NTST	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

Sales Agreement

On September 1, 2021, NETSTREIT Corp. (the “Company”) and NETSTREIT, L.P. (the “Operating Partnership”), the Company’s operating partnership, entered into an equity distribution agreement (the “Sales Agreement”) with (i) Stifel, Nicolaus & Company, Incorporated, Berenberg Capital Markets LLC, BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Jefferies LLC, KeyBanc Capital Markets Inc., Raymond James & Associates, Inc., Regions Securities LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, each as agent, forward seller and/or as principal (individually, a “Sales Agent” and collectively, the “Sales Agents”) and (ii) Wells Fargo Bank, National Association, Bank of America, N.A., Bank of Montreal, The Bank of Nova Scotia, Citibank, N.A. or any of its affiliates, Jefferies LLC, KeyBanc Capital Markets Inc., Raymond James & Associates, Inc. and Truist Bank, or their respective affiliates, each as forward purchaser (in such capacity, each a “Forward Purchaser” and collectively, the “Forward Purchasers”) relating to (a) the issuance and sale by the Company to or through the Sales Agents from time to time of shares (the “Issuance Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), and (b) the sale by the Forward Sellers (as defined below), acting as agents for the Forward Purchasers, of Common Stock (the “Forward Shares,” and together with the Issuance Shares, the “Shares”), with the Shares to be sold under the Sales Agreement having an aggregate gross offering price of up to $250,000,000 (the “ATM Program”). The Sales Agents, when acting in their capacity as agents for the Forward Purchasers, are referred to herein individually as a “Forward Seller” and, collectively, as the “Forward Sellers.”

Pursuant to the terms of the Sales Agreement, the Company may enter into one or more forward sale agreements with one or more of the Forward Purchasers. In connection with each particular forward sale agreement, the applicable Forward Purchaser will, at our request and on terms agreed by the Forward Purchaser and the Forward Seller, use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, borrow from third parties and, through the applicable Forward Seller, sell a number of shares of Common Stock equal to the number of shares of Common Stock underlying the particular forward sale agreement.

Pursuant to the terms of the Sales Agreement, the sales, if any, of the Issuance Shares will be made through the Sales Agents acting as sales agent for the Company or directly to the Sales Agents acting as principals. The sales, if any, of the Forward Shares will be made through Forward Sellers, acting as agents for the applicable Forward Purchasers. The Shares may be sold by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including, without limitation, sales made directly on the New York Stock Exchange, (or any other primary trading market for the Common Stock) or to or through a market maker (which may include block transactions). In addition, with the Company’s prior consent, the Sales Agents may also sell the Shares in privately negotiated transactions.

The aggregate compensation to the Sales Agents, acting as sales agents on our behalf, for sales of the Issuance Shares or otherwise under the Sales Agreement will not exceed, but may be lower than, 1.5% of the gross sales price of all Issuance Shares sold under the ATM. The actual compensation will vary based on the amount of gross proceeds from the sales of shares of Common Stock pursuant to the Sales Agreement and actual commissions paid to the Sales Agents under the Sales Agreement. The Sales Agreement also provides that a Forward Seller will be entitled to, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate that shall not be more 1.5% of the gross sales price of all borrowed shares of Common Stock sold by it as Forward Seller.

The offering of Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of the maximum aggregate amount of the Shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement in accordance with its terms. The offering of Shares pursuant to the Sales Agreement may also be suspended as permitted therein.

The Company intends to contribute the net proceeds (i) from sales of Issuance Shares to or through the Sales Agents and (ii) upon settlement of any forward sale agreement, if any, in each case, to the Operating Partnership, which in turn intends to use the net proceeds for general corporate purposes, including funding investment activities.

The Company will not initially receive any proceeds from any sale of Forward Shares by a Forward Seller. The Company expects to physically settle any forward sale agreement into which it enters (by the delivery of shares of the Common Stock) and receive proceeds from the sale of such Forward Shares upon one or more settlement dates under the forward sale agreement no later than the date that is two years from entry into the applicable forward sale agreement. The Company may also elect to cash settle or net share settle all or a portion of its obligations under any forward sale agreement. If the Company elects to cash settle any forward sale agreement, it may not receive any proceeds, and may owe cash to the relevant Forward Purchaser in certain circumstances. If the Company elects to net share settle any forward sale agreement, it will not receive any proceeds, and it may owe shares of Common Stock to the relevant Forward Purchaser in certain circumstances. Any forward sale agreement is subject to early termination or settlement under certain circumstances.

The foregoing description of the material terms of the Sales Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the forward sale agreement is qualified in its entirety by reference to the full text of the form of forward sale transaction confirmation, which is included as Exhibit 3(b) to Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Shares sold under the ATM Program will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-259226), including the prospectus relating to the Shares, filed by the Company with the Securities and Exchange Commission on September 1, 2021. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Common Stock Repurchase Program

Effective September 1, 2021, the Board of Directors of the Company (the “Board”) authorized a repurchase program for up to $150,000,000 of Common Stock. Repurchases of Common Stock may be made at management’s discretion from time to time in open market transactions, privately negotiated transactions or by other means (including through Rule 10b5-1 trading plans or one or more accelerated stock repurchase programs). The timing of share repurchases and the number of shares of Common Stock to be repurchased will depend upon prevailing market conditions and other factors and there can be no assurances that the Company will make any purchases under the Common Stock repurchase program.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated September 1, 2021, among the Company, NETSTREIT L.P., the sales agents party thereto, and the forward purchasers party thereto, incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 (File No. 333- 259226) filed with the SEC on September 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSTREIT Corp.

	By:	/s/ Andrew Blocher
Andrew Blocher
Dated: September 1, 2021		Chief Financial Officer, Treasurer and Secretary